Exhibit 99.1
Globus Medical Announces Key Executive Changes

•	Dave Demski named Group President, Emerging Technologies

•	Anthony Williams named President of Globus Medical

•	Brett Murphy named Group President, Commercial Operations

Audubon, PA, September 8, 2015: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced a new leadership structure to enhance organizational alignment and continue the Company’s industry leading revenue growth and operating performance into the future.

Globus Medical’s President and Chief Operating Officer, Dave Demski, will transition from that role and assume the position of Group President, Emerging Technologies. In Mr. Demski’s new role he will focus on long-term strategic initiatives including robotics, trauma and other related opportunities for long term growth. Mr. Demski will also continue to be a primary liaison between the company and its investor, surgeon and hospital constituents. Mr. Demski will report to David Paul, Chairman and Chief Executive Officer, and work with the Board of Directors and our executive team to formulate the long-term strategic direction of the company.

“Emerging Technologies will be a major part of Globus’ strategy for long term growth. My experience and primary interest is with building new businesses and helping them grow to realize their potential. I’m excited to be able to focus my efforts on helping Globus achieve its goals in this important area,” Mr. Demski said.

Anthony Williams, Globus’ current Senior Vice President of Business Development and General Counsel, will assume the role of President of Globus Medical. This promotion comes after 12 years associated with the company in various capacities. Mr. Williams has been responsible for the company’s business development efforts since 2013, during which time he was instrumental in completing several strategic acquisitions intended to help Globus achieve its goal of industry-leading profitable growth.

“Anthony has been involved with Globus since we started the company in 2003, initially as our outside counsel and then as our General Counsel and head of Business Development. He has continued to add value and has taken on roles of increasing responsibility since he joined Globus on a full time basis in 2011, and I am delighted to appoint him as our next President,” Mr. Paul said.

Globus also plans to implement organizational changes in its sales and marketing departments to best service its healthcare customers. Brett Murphy, who is currently Globus’ Executive Vice President of US Sales, has been promoted to Group President, Commercial Operations reporting to David Paul and will now be responsible for Globus’ worldwide sales organization. “Brett joined Globus 10 years ago and has continued to assume roles of greater responsibility in our sales organization over that time,” stated David Paul. “His experience and knowledge of our business make him well qualified to assume leadership of our global sales and marketing efforts.”

These management changes were made to better align the company’s global organization with a focus on creating long term strategic value and ensuring profitable growth. “These appointments should help bring our innovative products to a greater number of customers in the US and internationally,” stated David Paul. “I look forward to helping more patients benefit from our leading technologies in the musculoskeletal marketplace.”

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Dan Scavilla
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com